Exhibit 99.1

News Release

BPZ Resources Obtains Approval to List Common Shares on the

Bolsa de Valores Exchange in Lima Peru

October 18, 2011 – BPZ Resources, Inc. (NYSE:BPZ), an independent oil and gas exploration and production company with operations in Peru and Ecuador, and the Bolsa de Valores in Lima, Peru (BVL), today jointly announced that BPZ Resources has been approved for listing on the BVL by the Superintendencia de Mercado de Valores.  BPZ Resources shares will trade in United States dollar currency on the Lima stock exchange under the symbol BPZ.

Manolo Zúñiga, President and CEO of BPZ Resources, Inc. commented, “We are excited about the opportunity to list with the BVL in our host country of Peru which maintains an institutional investor market exceeding US$40 billion.  Continued investment in the country is necessary to expand development of the oil and gas industry and meet the growing demand as the Peruvian economy expands and our participation on the BVL will further this objective.  Our listing decision not only enhances our profile in Peru, but it also provides access to other stakeholders in Latin America, including Colombia and Chile due to the creation of the Mercado Integrado Latinoamericano (MILA) which combines the investment capital flows of all three countries.

“BPZ Resources, Inc. joins a growing list of companies who have listed on the Bolsa de Valores in Lima,” said Jacobo Said, Vice President of the BVL.  “BPZ Resources will be the only independent company dedicated to oil and gas exploration and production listed on the BVL. Their listing on the exchange will provide investors an opportunity to participate in this segment of the energy sector which is expected to grow over time.  BPZ Resources’ Corvina and Albacora offshore fields are already under development and the Company maintains extensive acreage positions for potential future exploration.  As part of these development efforts, a new project is already underway to install a second offshore platform at Corvina next year.”

ABOUT BPZ ENERGY

Houston-based BPZ Energy, which trades as BPZ Resources, Inc. on the NYSE and BVL, is an oil and gas exploration and production company which has exclusive license contracts for oil and gas exploration and production covering approximately 2.2 million acres in four properties in northwest Peru.  It also owns a 10% non-operating net profits interest in a producing property in southwest Ecuador.  The Company is currently executing the development in Block Z-1 of the Corvina oil discovery, as well as the redevelopment of the Albacora oil field, and the exploration of Blocks XIX, XXII and XXIII, in parallel with the execution of an integrated gas-to-power strategy, which includes generation and sale of electric power in Peru and the development of a regional gas marketing strategy.  Please visit the Company’s website at www.bpzenergy.com for more information.

FORWARD LOOKING STATEMENT

This Press Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward looking statements are based on our current expectations about our company, our properties, our estimates of required capital expenditures and our industry.  You can identify these forward-looking statements when you see us using words such as “expect,” “will”, “anticipate,” “indicate,” “estimate,” “believes,” “plans” and other similar expressions.  These forward-looking statements involve risks and uncertainties.  Our actual results could differ materially from those anticipated in these forward looking statements.  Such uncertainties include the success of our project financing efforts, accuracy of well test results, well refurbishment efforts, successful production of indicated reserves, satisfaction of well test period requirements, successful installation of required permanent processing facilities, receipt of all required permits, completion of our seismic data acquisition campaign, successful completion of a new drilling platform for the Corvina Field and the successful management of our capital expenditures, and other normal business risks.  We undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.  We caution you not to place undue reliance on those statements.

U.S. investors are urged to consider closely the disclosure in our SEC filings, available from us at 580 Westlake Park Blvd., Suite 525, Houston, Texas 77079; Telephone: (281) 556-6200. You can also obtain these filings from the SEC via the internet at www.sec.gov.

Contacts:
BPZ ENERGY
A. Pierre Dubois
Investor Relations and Corporate Communications
USA (281) 752-1240
pierre_dubois@bpzenergy.com

BOLSA DE VALORES DE LIMA S.A.
Mauricio Revollar Eguren
Corporate Communications
Peru (511) 619-3333 Ext. 2165
mrevollar@bvl.com.pe

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